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                                                                     EXHIBIT 2.3


                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of November 21, 2001, between Zenith National Insurance Corp., a Delaware insurance holding company (the "Company"), and Odyssey Reinsurance Corporation, a Delaware corporation (the "Purchaser", such term to include, subject to the proviso to Section 17, any assignee of Odyssey Reinsurance Corporation pursuant to Section 17).

          WHEREAS, the Company wishes to sell to Purchaser an aggregate of 1,000,000 shares (the "Shares") of common stock, par value U.S.$1.00 per share (the "Common Stock"), of the Company and Purchaser wishes to purchase from the Company the Shares, upon the terms and subject to the conditions set forth herein;

          WHEREAS, Purchaser is purchasing the Shares for investment purposes;

          WHEREAS, the Company and Purchaser will be entering into a Reinsurance Agreement (as defined below);

          WHEREAS, the Company and Fairfax Financial Holdings Limited have entered into a standstill Agreement, dated as of June 30, 1999 (the "Standstill Agreement"); and

          WHEREAS, pursuant to Section 1.1 of the Standstill Agreement, on or prior to the Settlement Date (defined below), a majority of the Board of Directors of the Company who are not affiliates of, and are not officers, directors or employees of Purchaser, or any corporation or other entity controlled by or affiliated with the Purchaser, will have approved the transactions contemplated hereby (the "Board Approval").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company and Purchaser hereby agree as follows:

     1. Sale of Shares. Subject to the terms and conditions contained herein, the Company will sell to Purchaser, and Purchaser will buy from the Company, the Shares for an aggregate cash purchase price of U.S.$25,000,000 (the "Purchase Price"), representing U.S.$25.00 per Share, payable on the Settlement Date (as defined below). The Purchase Price shall be adjusted upon the terms and conditions described in Section 8 below. The parties acknowledge and agree that the Shares constitute shares of Common Stock previously issued and currently held in the treasury of the Company.

     2. Settlement.

          (a) Settlement of the sale and purchase under Section 1 of this Agreement shall take place at the offices of Shearman & Sterling, 199 Bay Street, Suite 4405, Toronto, Ontario, Canada at 11:00 a.m., New York City time, on the third business day after receipt by the Company and Purchaser of all necessary approvals, non-disapprovals or comparable responses described in
Section 4(f) below (the "Settlement Date" and all such approvals, non-disapprovals


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and other comparable responses being hereafter collectively referred to as the
"Necessary Approvals").

          (b) On the Settlement Date, the Company shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares registered in the name of Purchaser, or such entity as the Purchaser may designate, and
(ii) a receipt for the Purchase Price in respect of the Shares.

          (c) On the Settlement Date, Purchaser shall deliver to the Company (i) the Purchase Price by wire transfer of immediately available funds to the Company's account as furnished to Purchaser in writing prior to the Settlement Date and (ii) a receipt for the Shares.

     3. Representations of the Company. As an inducement to Purchaser to enter into this Agreement, the Company represents and warrants to Purchaser that:

          (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is duly licensed or qualified to do business and is in good standing in the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification. Each insurance company subsidiary of the Company is duly qualified to do business as an insurance company and is in good standing under the laws of each jurisdiction which requires such qualification.

          (b) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (c) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock of the Company. As of the date hereof, 17,532,124 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are (i) no warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company and (ii) no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide any material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other person (other than a direct or indirect subsidiary of the Company), except in each case as provided in (A) any share plan of the Company or its subsidiaries disclosed in the SEC Reports (defined below), (B) the Standstill Agreement or (C) Article IX of the Purchase Agreement dated February 4, 1981, among Reliance Insurance


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Company, the Company and certain other parties (the "Reliance Purchase
Agreement"). Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable.

          (d) Subject to receipt of the Necessary Approvals, the delivery of and payment for the Shares pursuant to this Agreement will transfer to Purchaser good and valid title to the Shares free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except for the Standstill Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

          (e) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, or will be on or prior to the Settlement Date, duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (f) Neither the Company nor any subsidiary is in violation or default of, (i) any provision of its certificate of incorporation or by-laws, (ii) the terms of any material indenture, mortgage, lease or loan agreement to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Company or any of its subsidiaries is subject.

          (g) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of any of the provisions of, or constitutes a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or results in the creation of any encumbrance on any of the Shares under, (i) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) any material indenture, mortgage, lease or loan agreement to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) violates any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Company or any of its subsidiaries is subject.

          (h) Subject to the Necessary Approvals, no notice to, filing with or authorization, consent or approval of, any court or governmental agency or body by the Company is necessary for the consummation of the transactions contemplated by this Agreement.


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          (i) The Company and its subsidiaries have conducted their business in material compliance with all laws and governmental orders applicable to the them or any of their assets or their business, and the Company and its subsidiaries have not received any notice of and are not in material violation of any such laws or governmental orders.

          (j) Since December 31, 2000, except as disclosed in this Agreement or in the Company's filings (the "SEC Reports") with the Securities and Exchange Commission (the "Commission") or the Company's press releases, the Company and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice, and since such date through the date of this Agreement there has not been any change in or effect on the business of the Company and its subsidiaries that is materially adverse to the financial condition, prospects or results of operation of the Company and its subsidiaries taken as a whole.

          (k) All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Company in such manner as to give rise to any valid claim against Purchaser for any brokerage or finder's commission, fee or similar compensation.

          (l) Assuming the accuracy of the representations of Purchaser in Sections 4(a), (b) and (c), the offer and sale of the Shares hereunder are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     4. Representations of Purchaser. As an inducement to the Company to enter into this Agreement, Purchaser represents and warrants to the Company that:

          (a) Purchaser is acquiring the Shares to be purchased pursuant to this Agreement for investment purposes, for Purchaser's own account and with no present intention of distributing or reselling the Shares in any transactions which would be in violation of the securities laws of the United States of America or any state thereof or the insurance laws of any state thereof.

          (b) Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser has conducted its own investigation with respect to the Company, has received all information that it believes is necessary and appropriate in connection with its purchase of the Shares and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

          (c) Purchaser is aware that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration or qualification under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration or qualification under the Securities Act and any applicable state securities laws. Purchaser is aware that the Company has no obligation to register the Shares for resale except pursuant to Sections 9 through 13 of this Agreement.

          (d) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and


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authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (e) Purchaser has sufficient cash available to it to consummate the purchase of the Shares contemplated hereby without the need for any financing other than that which is already available or committed to Purchaser without material condition; provided that Purchaser hereby expressly acknowledges and agrees that the ability of Purchaser to obtain the necessary funds from such financing shall not be a condition to the consummation of the transactions contemplated hereby.

          (f) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of any of the provisions of, or constitutes a default (or event which with the giving of notice or lapse of time or both, would become a default) under, any material indenture, mortgage, lease or loan agreement to which Purchaser is bound or violates any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which Purchaser is subject. No notice to, filing with or authorization, consent or approval of, any government or governmental agency by Purchaser is necessary for the consummation of the transactions contemplated by the Agreement, except that Purchaser will be required to file a Form 4 and an amendment to Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after consummation of the transactions contemplated by this Agreement.

          (g) All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Purchaser in such manner as to give rise to any valid claim against the Company for any brokerage or finder's commission, fee or similar compensation.

     5. Covenants of the Company and Purchaser. Each of the Company and Purchaser will:

          (a) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable law in connection with the sale and purchase of the Shares and the consummation of the transactions contemplated by this Agreement;


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          (b) promptly respond to requests for additional information and give such reasonable undertakings to insurance and other regulatory authorities as may be required to consummate the sale and purchase of the Shares;

          (c) use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable in order for it to fulfill its obligations under this Agreement; and

          (d) take no action that would result in its representations and warranties becoming untrue.

     6. Conditions to Closing.

          (a) The obligations of Purchaser hereunder to purchase, and of the Company hereunder to sell, the Shares are subject to the fulfillment or waiver by each party of each of the following conditions:

          (i) all permits, orders, approvals, consents, non-disapprovals or non-objections relating to any governmental or insurance regulatory authority which are required in connection with the consummation of the transactions contemplated by this Agreement including, but not limited to, such regulatory authorities as require a permit, order, approval, consent, non-disapproval or non-objection (in the case of any non-disapprovals or non-objections as evidenced by the time period prescribed by applicable insurance law having elapsed without Purchaser having received any objection), shall have been obtained (and, subject to Purchaser's obligations under Section 5(b) and (c), not contain any conditions or other terms that are not reasonably acceptable to Purchaser) and such permits, orders, approvals, consents, non-disapprovals and/or non-objections shall be effective and shall not have been suspended, revoked or stayed;

          (ii) no injunction or law prohibiting or making illegal the consummation of the transactions contemplated by this Agreement shall have been enacted, issued, promulgated or enforced by any court or governmental authority having jurisdiction over the Company or Purchaser; and

          (iii) the Company and Odyssey America Reinsurance Corporation or an affiliate of Odyssey America Reinsurance Corporation shall have mutually agreed to the principal terms of, and agreed to finalize after the Settlement Date, the reinsurance agreement referred to in the Company's press release regarding the sale and purchase of the Shares dated October 18, 2001 (the "Reinsurance Agreement").

          (b) The obligations of the Company to consummate the transactions contemplated by this Agreement shall be further subject to the fulfillment, at or prior to the Settlement Date, of the following conditions: (i) the representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Settlement Date, with the same force and effect as if made at the Settlement Date (except if made as of a specified earlier date),
(ii) the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Settlement Date shall have been complied with in all material respects, and (iii) the Company


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shall have received a certificate from Purchaser to the effect set forth in clauses (i) and (ii) signed by a duly authorized representative thereof.

          (c) The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be further subject to the fulfillment, on or prior to the Settlement Date, of the following conditions: (i) the representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Settlement Date, with the same force and effect as if made at the Settlement Date (except if made as of a specified earlier date),
(ii) the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Settlement Date shall have been complied with in all material respects, and (iii) Purchaser shall have received a certificate from the Company to the effect set forth in clauses (i) and (ii) signed by a duly authorized representative thereof.

          (d) The Company shall have delivered to Purchaser a certified copy of resolutions duly adopted by the Board of Directors of the Company which shall evidence the Board Approval.

     7. Termination. This Agreement may be terminated as follows:

          (a) by mutual written consent of the Company and Purchaser;

          (b) at the election of the Company or Purchaser if the conditions set forth in Section 6(a) of this Agreement have not been fulfilled on or prior to April 30, 2002 (so long as the party seeking to terminate this Agreement has not breached any provision hereof);

          (c) at the election of the Company, in the event that the conditions set forth in Section 6(b) have not been fulfilled by the Settlement Date or have become impossible of fulfillment prior to the Settlement Date; and

          (d) at the election of Purchaser, in the event that the conditions set forth in Section 6(c) or 6(d) have not been fulfilled by the Settlement Date or have become impossible of fulfillment prior to the Settlement Date.

          In the event of the termination of this Agreement pursuant to the provisions of this Section 7, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders in respect of this Agreement, except for a breach of
Section 21 hereof and except that nothing herein shall limit the right of either party to seek damages from the other for breach of this Agreement.

     8. Adjustments for Dividends and Other Distributions; Stock Splits, etc. In the event of a change in the number of Shares prior to or on the Settlement Date by virtue of a stock split, stock dividend, split-up, recapitalization or other similar transactions, the Company shall deliver to Purchaser on the Settlement Date, without change in the Purchase Price, that number of shares of Common Stock as adjusted for such stock split, stock dividend, split-up, recapitalization or other similar transactions, on the Settlement Date as a result of such transactions and all such shares shall be "Shares" under this Agreement.


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     9. Registration Rights.

          (a) From and after the Settlement Date, Purchaser may deliver a written request to the Company, which request shall state (i) the aggregate number of Shares which are proposed to be sold in a public offering, (ii) whether such Shares will be disposed of through an underwriter (an "Underwritten Offering") or otherwise, and (iii) shall request that the Company effect a registration under the Securities Act of all or part of the Shares then owned by Purchaser. Upon receipt of such request, the Company will promptly use its best efforts to effect the registration (the "Registration") under the Securities Act of the Shares which Purchaser has so requested to register so as to permit the disposition (in accordance with the intended methods thereof as aforesaid) by Purchaser of the Shares so to be registered.

          If Purchaser requests an Underwritten Offering, the Company shall enter into an agreement with a managing underwriter selected by Purchaser and named in such request and with such other underwriters as Purchaser shall from time to time name, which agreement shall contain terms customary for a secondary distribution. The Company shall have the right to approve any and all underwriters selected by Purchaser, which approvals shall not be unreasonably withheld.

          For the purposes of Sections 9 through 13 of this Agreement, Shares shall also mean shares of Common Stock which become outstanding after the Settlement Date, and securities issued in respect of the Shares.

          (b) If the managing underwriter for an Underwritten Offering notifies Purchaser that it is able to dispose of fewer Shares than the aggregate number which Purchaser has requested to be registered (such difference to be referred to as the "Undisposed Shares"), then the number of Shares to be registered on behalf of Purchaser shall be reduced by such difference.

          (c) Purchaser may make the request for the Registration only once; provided, however, that in the event that an Underwritten Offering results in Undisposed Shares, then, Purchaser may subsequently request a Registration pursuant to Section 9(a) one or (to the extent that subsequent notice or notices are of Underwritten Offerings which resulted in Undisposed Shares) more additional times, to the extent necessary to register on behalf of Purchaser that number of Shares equal to the Undisposed Shares which resulted from the first Registration.

     10. Registration of Shares by the Company. If the Company proposes to register on a general form for registration under the Securities Act a sale, disposition or transfer by the Company or any other person of any Common Stock (otherwise than pursuant to Section 9 of this Agreement, a registration relating solely to the sale of Common Stock to participants in a share plan of the Company or any of its subsidiaries or a registration relating solely to a reorganization or other transaction described under Rule 145 of the Securities
Act) it will at each such time give written notice to Purchaser of its intention to do so and, upon the written request of Purchaser given within ten (10) days after mailing of any such notice (which request of such entity shall specify the number of Shares intended to be sold or disposed of by such entity and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Shares to be registered under the Securities Act to the extent


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requisite to permit the sale or other disposition, in accordance with the method described in the notice; provided, however, that Purchaser shall have no right to participate in any Underwritten Offering by the Company in connection with Shares to be registered pursuant to this Section 10, notwithstanding their rights to have Shares registered pursuant to such Section; provided further, that the Company may require Purchaser to agree not to sell or otherwise dispose of such shares pursuant to the registration statement for a period not exceeding 90 days after the closing of the sale of Common Stock to an underwriter (the "Waiting Period") to the extent that the managing underwriter of the proposed public offering of securities for which the registration statement was to be filed delivers to Purchaser a letter stating that such sales or other disposition within such Waiting Period could materially and adversely affect such public offering. In the event of a disagreement in good faith between the parties hereto and the managing underwriter as to the length of the Waiting Period or any other matters relating to a Registration pursuant to Sections 9 through 13 of this Agreement, the decision of any mutually agreed upon third party, shall control.

     11. Certain Obligations Regarding Registration.

          (a) If and whenever the Company is required to use its best efforts to effect the Registration of any Shares under the Securities Act as provided above in Sections 9 and 10 of this Agreement, the Company will promptly:

               (i) in the case of Section 9, prepare and, within sixty (60) days of the date such request was made, (provided that the Company shall use its best efforts to file such registration statement as soon as possible), file with the Commission a registration statement (on any form that is available to the Company and usable by Purchaser in connection with such Registration) with respect to such Shares and use its best efforts to cause such registration statement to become effective;

               (ii) afford to the officers and authorized representatives of Purchaser reasonable access to the Company's and its subsidiaries' plants, properties, books and records and its and their principal officers in order that Purchaser may have full opportunity to make a reasonable investigation of the statements made in any such registration statement;

               (iii) in the case of Section 9, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement until such time as all of such Shares have been disposed of in accordance with the intended methods of disposition by Purchaser set forth in such registration statement but in no event for a period of more than nine
(9) months after such registration becomes effective;

               (iv) furnish to Purchaser such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such


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other documents, as Purchaser may reasonably request in order to facilitate the disposition of the Shares owned by Purchaser;

               (v) use its best efforts to register or qualify the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as Purchaser shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and

               (vi) notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in Section 11(a)(iii) of this Agreement of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and at the request of Purchaser, prepare and furnish to Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (b) In connection with any Registration pursuant to Sections 9 and 10 of this Agreement, the Company may require Purchaser, and Purchaser agrees:

               (i) to furnish the Company such information regarding itself and the distribution of the Shares as to which a registration is being effected as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith; and

               (ii) in the event of a Registration pursuant to Section 10 of this Agreement, to cooperate with the Company and enter into such agreements and take such actions as may be reasonably requested by the Company.

     12. Registration Expenses.

          (a) For purposes of Sections 9 through 13 of this Agreement, Registration Expenses shall include all expenses incident to the Company's performance of or compliance with Sections 9 through 13 of this Agreement including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all registration and other incidental expenses in connection with the registration of Shares under the Securities Act, all printing expenses, the fees and disbursements of counsel for the Company and of the Company's independent certified public accountants, and the expenses of any special audits required by or incident to such performance and compliance (but excluding selling expenses, underwriting discounts and commissions and transfer taxes, if any).

          (b) In the event of a Registration pursuant to Section 9 of this Agreement, Purchaser shall pay all Registration Expenses other than those expenses and costs which would


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


have been incurred by the Company notwithstanding such request and other than those Registration Expenses and costs attributable to the overhead of the Company or any of its subsidiaries or the compensation of any employee thereof.

          (c) Purchaser shall not be required to pay any Registration Expenses in connection with a registration pursuant to Section 10 of this Agreement except for legal or selling expenses directly incurred by Purchaser.

     13. Indemnification.

          (a) In the event of any registration of Shares pursuant to Sections 9 through 13 of this Agreement, the Company will indemnify and hold harmless Purchaser and each underwriter of such Shares and each other person, if any, who controls Purchaser or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Purchaser or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto (including any material incorporated by reference into such registration statement, any such preliminary prospectus, final prospectus or any amendment or supplement thereto, but excluding any item in a preliminary prospectus which is corrected in the final prospectus), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will, pursuant to the provisions of
Section 13(c) of this Agreement, reimburse Purchaser and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Purchaser or such underwriter or controlling person specifically for use in preparation thereof.

          (b) Purchaser shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 13(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each underwriter of such Shares and each other person, if any, who controls Shares or such underwriter within the meaning of the Securities Act, from any losses, claims, damages or liabilities, joint or several, to which the Company, such directors or officers of the Company or such underwriter or controlling person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Purchaser specifically for use in preparation thereof.

          (c) Within sixty (60) days after receipt by an indemnified party of notice of either a claim or the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 13 such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; the failure of any indemnified party to give notice as provided herein shall relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 13, except where it can be established that the indemnifying party had prior actual notice of such claim or action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     14. Securities Laws. The parties hereto hereby acknowledge that they are aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of such company.

     15. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, New York General Obligations Law Section 5-1401. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part thereof.

     16. Jury Trial. THE PARTIES HERETO HEREBY WAIVE ANY RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY MATTER RELATING TO THIS AGREEMENT.

     17. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto, except that Purchaser may assign this Agreement to Fairfax Financial Holdings Limited and/or any one or more of Fairfax Financial Holdings Limited's (including without limitation Purchaser's) subsidiaries without the Company's prior written consent; provided that Purchaser shall remain liable for the obligations of Purchaser hereunder as if such assignment had not taken place.

     18. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     19. Amendments. This Agreement may be amended, modified or terminated only by an instrument in writing signed by the Company and Purchaser.

     20. Conveyance Taxes. Purchaser and the Company shall each be responsible for any stock transfer and stamp taxes or other similar taxes which become payable in connection with the sale of the Shares to Purchaser under this Agreement which are such party's obligation under applicable law. Purchaser and the Company shall execute and deliver all instruments and certificates necessary to enable the other party to make the necessary tax and other filings, if any.

     21. Press Releases. Neither party shall issue any press release relating to the transactions contemplated hereby without having consulted in advance with the other party and the parties shall cooperate as to the timing and contents of any such press release, except in the event that such press release is required by law or regulations, or by the rules of any securities exchange on which securities of any of the parties hereto are listed or quoted and such consultation and cooperation is not reasonably practicable within the applicable time periods for issuing the release.

     22. Notices. All notices, consents, requests, instructions, approvals and other communications provided herein shall be validly given or made (and shall be deemed to have been duly given or made upon receipt or delivery), if in writing and delivered personally or sent by nationally recognized overnight courier, by facsimile transmission (followed up by certified or registered mail, return receipt requested) or by registered or certified mail return receipt requested, (i) if to Purchaser c/o Fairfax Financial Holdings Limited, 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7, attention:
Eric Salsberg, facsimile (416) 367-2201 with a copy to Shearman & Sterling, Commerce Court West, Suite 4405, P.O. Box 247, Toronto, Canada M5L IE8, attention: Brice T. Voran, facsimile (416) 360-2958 and (ii) if to the Company at Zenith National Insurance Corp. at 21255 Califa Street, Woodland Hills, California 91367, attention: Stanley R. Zax, facsimile (818) 713-0177 with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, attention: Jerome L. Coben, facsimile (213) 687-5600.

     23. Miscellaneous. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

     24. Entire Agreement. This Agreement is intended by the parties as a final expression of their understandings and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     25. Further Action. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws and regulations, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. Each party will consent to any proposal by the other party for structuring any aspect of the sale of the Shares in a manner which is advantageous to the party making the proposal if such proposal is neutral or advantageous to the party whose consent is sought (as determined by the party whose consent is sought), provided that such proposal is reasonably feasible, is not contrary to applicable laws and regulations and will be at no cost to such party.


                            INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       ZENITH NATIONAL INSURANCE CORP.


                                       By: /s/ Stanley R. Zax
                                           -------------------------------------
                                           Name:  Stanley R. Zax
                                           Title: Chairman & President


                                       ODYSSEY REINSURANCE CORPORATION


                                       By: /s/ Donald L. Smith
                                           -------------------------------------
                                           Name:  Donald L. Smith
                                           Title: Senior Vice President